August 3, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D. C. 20549

            Re: Good Times Restaurants Inc. -
                Registration Statement on Form S-8

Gentlemen:

            We have acted as counsel to Good Times Restaurants Inc., a Nevada corporation (the "Company"), with respect to the legality of 300,000 shares of common stock, $.001 par value (the "Shares"), to be offered by the Company pursuant to its 401(k) Savings and Investment Plan, 1992 Incentive Stock Option Plan and 1992 Non-Statutory Stock Option Plan. The Shares are being registered pursuant to the Company's Registration Statement on Form S-8 and are being offered by the Prospectus delivered to the Company's employees.

            In our opinion, the Shares being offered, upon issuance and payment therefor, will be duly authorized, validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                Very truly yours,

                                COHEN BRAME & SMITH
                                Professional Corporation


                                /s/  Cohen Brame & Smith
                                Professional Corporation


cc:      Good Times Restaurants Inc.